AMENDED AND RESTATED
                         SUPPLEMENTAL PENSION AGREEMENT



     AMENDED AND RESTATED SUPPLEMENTAL PENSION AGREEMENT (the "Agreement"), effective as of the 1st day of June, 2001, by and between THE TOPPS COMPANY, INC., a Delaware corporation (the "Company"), and ARTHUR T. SHORIN, a resident of New York (the "Executive").

     WHEREAS, the Executive and the Company are parties to a Supplemental Pension Agreement, dated May 19, 1986, as amended by certain provisions of Executive's Amended and Restated Employment Agreement, dated March 1, 1999 (collectively, the "Original Agreement");

     WHEREAS, the Executive and the Company wish to amend and restate the Original Agreement and incorporate all of the terms into a single document;

     NOW, THEREFORE, the parties hereto agree that the Original Agreement shall be amended and restated in its entirety to provide as follows:

     Section 1. Benefits

     (a) Supplemental Retirement Benefit. On the Date of Termination (as defined in the Amended and Restated Employment Agreement between the Company and the Executive, dated concurrently with this Agreement (the "Employment Agreement")), the Executive shall be entitled to receive, and the Company shall provide to the Executive, or his Beneficiary, as applicable, a supplemental retirement benefit equal to the greater of: (i) his Actual Service Benefit (as defined in subsection 1(b) hereof), or (ii) his Age 65 Benefit (as defined in subsection 1(c) hereof) increased to its Actuarial Equivalent (as defined in subsection 1(g) hereof) value from the Executive's attainment of age 65 ("Normal Retirement Age") until his Date of Termination. The supplemental retirement benefit determined hereunder shall be paid to the Executive in the form of an Actuarial Equivalent single lump sum payment within the number of days following the Date of Termination and in the manner prescribed by the Employment Agreement. For purposes of determining the amount required to be contributed to the Rabbi Trust for any fiscal year of the Company pursuant to Section 3 hereof, the Executive's accrued supplemental retirement benefit ("Accrued Benefit") as of the end of the calendar year which ends within such fiscal year ("Date of Determination") shall be the benefit to which the Executive would have been entitled under this subsection 1(a) hereof had his Date of Termination occurred on the January 1 immediately following the Date of Determination, and had his termination occurred on account of Retirement under the Employment Agreement (but disregarding any requirement under the Employment Agreement that he retire as of a date that is later than the Date of Determination).




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     (b) Actual Service Benefit. For purposes of this Agreement, the Executive's
"Actual Service Benefit" shall mean the excess of (A) minus (B), where (A) is equal to the normal retirement benefit, in the form of a single life annuity, that would be payable to the Executive on his Date of Termination under the terms of The Topps Company, Inc. Retirement Plan, subject to the last sentence of subsection 1(e) hereof, as most recently amended prior to the Date of Termination (the "Retirement Plan"), but (i) determined without regard to any Statutory Limits (as defined in subsection 1(d) hereof) or any retirement benefit offset attributable to amounts described in Schedule B of the Retirement Plan, and (ii) determined on the basis of the Executive's actual service and compensation credited under the Retirement Plan through the Date of Termination, plus any additional service and compensation (including any payments of severance) that are required to be taken into account under the Employment Agreement for purposes of determining the Executive's Actual Service Benefit, and (B) is equal to the Executive's Qualified Plan Benefit (as defined in subsection 1(f) hereof) determined as of his Date of Termination.

     (c) Age 65 Benefit. For purposes of this Agreement, the Executive's "Age 65 Benefit" shall mean the excess of (A) minus (B), where (A) is equal to the normal retirement benefit, in the form of a single life annuity, that would be payable to the Executive as of his Normal Retirement Age under the terms of the Retirement Plan, but determined without regard to any Statutory Limits or any retirement benefit offset attributable to amounts described in Schedule B of the Retirement Plan, and (B) is equal to the Executive's Qualified Plan Benefit determined as of his Normal Retirement Age.

     (d) Statutory Limits. For purposes of this Agreement, the term "Statutory Limits" shall mean any current or future statutory or regulatory limitation relating to the maximum permissible benefits, compensation or similar factor that may be taken into account when determining the retirement benefits that may be paid from the Retirement Plan by reason of the Employee Retirement Income Security Act of 1974, as amended, or the Internal Revenue Code of 1986, as amended (the "Code"), including, but not limited to, the limitations imposed by
Section 401(a)(17) of the Code and Section 415 of the Code.

     (e) Other Limits. Notwithstanding anything herein to the contrary, in determining the Executive's Actual Service Benefit and his Age 65 Benefit, such benefit shall be determined without regard to any amount paid to the Executive as an "extension bonus" pursuant to the terms of the Employment Agreement, and without taking into account any income that is attributable to any stock options or stock appreciations rights granted to the Executive, or income attributable to fringe benefits or executive perquisites. Without the Executive's prior written consent, no amendment of the Retirement Plan after its restatement effective as of February 27, 2000 shall be taken into account if it would reduce the aggregate value, on the day prior to the amendment, of the Qualified Plan Benefit and the benefit otherwise payable to the Executive under this Agreement

     (f) Qualified Plan Benefit. For purposes of this Agreement, the term "Qualified Plan Benefit" shall mean the sum of: (i) the normal retirement benefit, in the form of a single life annuity, that is payable to the Executive under the terms of the Retirement Plan as of any relevant date, and (ii) the benefits that are payable to the Executive in the form of a single life annuity as described in Schedule B of the Retirement Plan as of any relevant date.

     (g) Actuarial Equivalent. For purposes of this Agreement, the term "Actuarial Equivalent" shall have the meaning ascribed to that term in Schedule A of the Retirement Plan.





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     Section 2. Taxes

     The Company shall deduct from all amounts payable under this Agreement all federal, state, local and other taxes required by law to be withheld with respect to such payments.

     Section 3. Funding of Benefits

          (i) To provide funding for the Executive's benefits, an irrevocable "rabbi" trust was established on May 20, 1993 with Sanford B. Ehrenkranz, Esq. serving as trustee (the "Rabbi Trust"). Such Rabbi Trust includes provisions that limit access of the Company and the Company's creditors to assets held thereunder, to the maximum extent permitted without giving the Executive rights that are greater than those of an unsecured general creditor of the Company, so that the Executive is in no event in constructive receipt of income with respect to assets held under the Rabbi Trust, under prevailing ruling standards of the Internal Revenue Service as in effect from time to time during the term of this Agreement. Consistent with the terms of the Original Agreement, the Company shall continue make an annual cash contribution to the Rabbi Trust prior to the end of the current and each succeeding fiscal year of the Company in an amount sufficient to fully fund the present value of the Executive's Accrued Benefit as of the end of the calendar year which ends within such fiscal year, based on the lump sum amount that would have been distributable to the Executive, assuming the Date of Termination had occurred on such date. The Company shall provide annual written notice to the Executive identifying the assets held under the Rabbi Trust and stating the fair market value thereof within 45 days after the making of each such annual contribution. The amount to be contributed from time to time shall be based on an actuarial valuation of the Executive's Accrued Benefit prepared by an independent actuary of a major actuarial consulting firm selected by the Executive and agreeable to the Company and the fair market value of the assets held under such trust as of the end of the calendar year for which such contribution is being made. The trustee shall be instructed to invest trust assets in a reasonable, prudent and conservative manner consistent with the preservation of trust corpus.

          (ii) Actuarial assumptions used for determining actuarial equivalence of benefits and the present value of the Executive's Accrued Benefit shall be consistent with those used in calculating lump sum payments under the Company's Retirement Plan.

          (iii) The parties hereto agree that this Agreement shall not be amended or terminated without the Executive's and the Company's prior written consent and that all of the Executive's benefits thereunder, whether now or hereafter accrued, are fully vested and may not be reduced or eliminated for any reason, notwithstanding any contrary provision of this Agreement, without the Executive's prior written consent.

          Section 4. Beneficiaries

     In the event of the Executive's death prior to completion of the lump sum distribution required to be paid under subsection 1(a) hereof, the Executive's supplemental retirement benefit shall in all events be paid in a single lump sum payment to his beneficiary or beneficiaries named in the most recent Beneficiary designation filed with the Company prior to his date of death (collectively, his "Beneficiary"). If no such election has been filed, the Executive's supplemental retirement benefit shall be paid to his estate.




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     Section 5. Successors

     This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns. Unless otherwise occurring by operation of law, the Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company (a "Successor Company") to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place; provided, however, that no such succession shall relieve the Company of its obligations hereunder unless the assumption of this Agreement by a Successor Company is approved in writing by the Executive.

     Section 6. Governing Law

     The  validity,   interpretation,   construction  and  performance  of  this
Agreement shall be governed by the laws of the State of Delaware without giving effect to the conflict of laws principles thereof.

     Section 7. Entire Agreement

     Except as provided in the Employment Agreement, the parties hereto agree that this Agreement contains the entire understanding and agreement between them, and supersedes all prior understandings and agreements between the parties respecting the supplemental pension benefits of the Executive, in including, without limitation, the Original Agreement.

     Section 8. Counterparts

     This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

                                      * * *





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     IN WITNESS WHEREOF,  the Company has caused its name to be ascribed to this
Agreement by its duly authorized representative and the Executive has executed this Agreement as of the date and the year first above written.


                                                THE TOPPS COMPANY, INC.



                                                By:   / C. Jessup/
                                                    -------------------
                                                Name: Catherine Jessup
                                                Title: Vice President - Chief
                                                        Financial Officer


                                                     /A. T. Shorin/
                                                ---------------------------
                                                Arthur T. Shorin, Executive










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